                                                Rule 424(b)(3)
                                                File No. 33-62479


Pricing Supplement No. 40                  Dated:  March 14, 1997
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)


U.S.$2,500,000,000
Heller Financial, Inc.
Medium-Term Notes, Series G

(Registered Notes - Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $30,000,000              Issue Price: 100%

Original Issue Date: March 20, 1997        Stated Maturity Date: March 20, 2000

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
            (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
            (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
            (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:    [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
                  [] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 20th day of March, June, September and December of each year, beginning June 20, 1997, up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 20th day of March June, September and December of each year, beginning June 20, 1997, up to and including the Stated Maturity Date.

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date.


Initial Interest Rate: 5.775%

Index Maturity: N/A.

Day Count Convention: Act/360

Maximum Interest Rate: N/A                 Minimum Interest Rate: N/A

Spread (+/-): +.15%                        Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
            Initial Redemption Date:

     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .1388%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 40
                       UNDER MTN-SERIES G PROGRAM: $1,279,750,000.00
                   b)  CUSIP #42333HGZ9

Agent:  Goldman, Sachs & Co.
        85 Broad Street
        27th Floor
        New York, New York 10004

                                                Rule 424(b)(3)
                                                File No. 33-62479

Pricing Supplement: No. 41                 Dated: March 18, 1997
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)


U.S.$2,500,000,000
Heller Financial, Inc.
Medium-Term Notes, Series G

(Registered Notes - Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $5,000,000               Issue Price: 100%

Original Issue Date: March 21, 1997        Stated Maturity Date: March 21, 2000

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
            (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
            (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
            (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:    [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
                  [] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 21st day of March, June, September and December of each year, beginning June 23, 1997, up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 21st day of March June, September and December of each year, beginning June 23, 1997, up to and including the Stated Maturity Date.

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date.

Initial Interest Rate: To be determined

Index Maturity: 3-Month

Day Count Convention: Act/360

Maximum Interest Rate: N/A                 Minimum Interest Rate: N/A

Spread (+/-): +.15%                        Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
            Initial Redemption Date:

     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .1383%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 41
                       UNDER MTN-SERIES G PROGRAM: $1,309,750,000.00
                   b)  CUSIP #42333HHA3

Agent: UBS Securities, Inc.
       299 Park Avenue
       New York, New York 10171-0026

                                                Rule 424(b)(3)
                                                File No. 33-62479

Pricing Supplement No. 42                       Dated:  March 18, 1997
(To Prospectus dated October 6, 1995
Prospectus Supplement dated October 17, 1995)



U.S.$2,500,000,000
Heller Financial, Inc.
Medium-Term Notes, Series G

(Registered Notes - Fixed Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $10,000,000                   Issue Price: 100%

Original Issue Date: March 21, 1997             Stated Maturity Date: March 21,
                                                2000
Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency:  U.S. Dollars
        (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
        (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
        (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:    [] Commercial Paper Rate [] LIBOR [] Treasury Rate
              [] Federal Funds Rate [] Prime Rate [X] Other: Fixed

Interest Reset Period:N/A

Interest Payment Period:Semi-Annual

Interest Reset Dates:(If other than as specified in the Prospectus Supplement):
N/A.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 21st day of March and September of each year, beginning September 22, 1997, up to and including the Stated Maturity Date.

Interest Determination Date(s): N/A.

Initial Interest Rate: 6.71%

Index Maturity: N/A.

Day Count Convention: 30/360

Maximum Interest Rate: N/A                 Minimum Interest Rate: N/A

Spread (+/-): N/A                          Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
       Initial Redemption Date:
       The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
        Optional Repayment Dates:
        Optional Repayment Prices:

Repayment Provisions:
        (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
        Total Amount of OID:
        Yield to Maturity:
        Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .134%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 42
                       UNDER MTN-SERIES G PROGRAM: $1,314,750,000.00
                   b)  CUSIP #42333HHB1

Agent: Lehman Brothers Inc.
       Three World Financial Center
       12th Floor
       New York, New York 10285